UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

Transfer Technology International Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
___________________________

2203 North Lois Avenue, Suite 704
Tampa, Florida 33607
(813) 600-4081
(813) 872-9597
 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

N/A
(Former name and/or address if changed since last report)

Item 3.02	Unregistered Sales of Equity Securities

The Company issued an aggregate of 1,415,000 Rule 144 restricted shares of common stock of the Company to a total of 10 persons and/or entities.  The shares were issued as compensation to employees and in exchange for investment proceeds.  The valuation of the consideration received by the Company ranged from the par value of the stock to $0.20 per share depending upon the transaction.  The issuance of the shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering.  The share recipients are closely related to or well known by the Company.  The shares issued are restricted shares pursuant to Rule 144 promulgated under the Act.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transfer Technology International Corp.

Dated: October 28, 2008                                 By: /s/ Chris Trina
       Chris Trina
       Chief Executive Officer